HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS REPORTS FIRST-QUARTER FINANCIAL RESULTS

•	Net Sales of $1.22 Billion Increased 1%, Adjusted Operating Profit of $147 Million
Increased 10% and Adjusted EPS $0.26 Increased 18%

•	Company Reaffirms 2016 Full-Year Financial Guidance

WINSTON-SALEM, N.C. (April 21, 2016) - HanesBrands (NYSE: HBI), a leading global marketer of everyday basic apparel under world-class brands, announced today record first-quarter financial results for the third consecutive year.

Net sales increased 1 percent to $1.22 billion for the quarter ended April 2, 2016. Adjusted operating profit excluding actions increased 10 percent to $147 million, and adjusted EPS excluding actions increased 18 percent to $0.26. The record results reflect the benefits of the company’s multiyear acquisition strategy and continued improvement in core business operating margin.

On a GAAP basis, operating profit increased 36 percent to $122 million and EPS increased 62 percent to $0.21. (Unless noted, all adjusted consolidated measures and comparisons in this news release exclude approximately $25 million of pretax charges in the first quarter of 2016 and $43 million of pretax charges in the first quarter of 2015, both related to acquisitions and other actions. See GAAP reconciliation section below for additional details.)

“We are off to a very good start and tracking to our plan to deliver another year of double-digit EPS growth,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “We remain focused on our previously announced sales initiatives, reaping acquisition synergies, expanding margins, and developing growth plans for our pending acquisition of Champion Europe.”

Key Callouts for First-Quarter 2016 Financial Results

Acquisition Contributions. Record first-quarter results benefited from acquisitions. Knights Apparel, the collegiate licensed activewear business acquired in April 2015, performed well in the quarter with sales of approximately $21 million. Hanes also continued to reap acquisition synergy benefits from the acquisitions of Maidenform, Knights Apparel and Hanes Europe Innerwear.

HanesBrands Reports First-Quarter Financial Results - Page 2

Innerwear and Activewear Sales Increase. Innerwear sales increased 1 percent, and Activewear sales increased 3 percent, benefiting from the acquisition of Knights Apparel while being negatively affected by the bankruptcy of a sporting goods retailer. International sales decreased 1 percent as a result of adverse currency exchange rates.

Margin Growth. In addition to adjusted operating profit growth, the adjusted operating profit margin increased 110 basis points in the first quarter to 12.1 percent of sales. On a GAAP basis, operating profit margin for the first quarter was 10 percent, up from 7.4 percent in the year-ago quarter.

2016 Financial Guidance

Hanes has reaffirmed its financial guidance for full-year 2016. The company’s guidance does not reflect the planned acquisition of Champion Europe, which was announced April 7, 2016, and is expected to close midyear. The company will update its guidance to include Champion Europe during its normal quarterly communication following the transaction closure.

For 2016, the company continues to expect net sales of $5.8 billion to $5.9 billion; adjusted operating profit of $920 million to $950 million; adjusted EPS of $1.85 to $1.91; and record net cash from operations of $750 million to $850 million.

The guidance reflects benefits from the acquisitions of Maidenform, Knights Apparel and Hanes Europe Innerwear, which are expected to add $40 million in synergies in 2016.

The company expects net capital expenditures to be approximately $70 million. Interest expense and other expenses are expected to be approximately $115 million to $120 million combined. The 2016 full-year tax rate is expected to be approximately 10 percent to 11 percent.

The company repurchased 14.2 million shares of stock in the first quarter for $380 million. The company could elect to repurchase additional shares later in the year. Last year, the company repurchased 12 million shares for $352 million.

Hanes has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/faq.

Change in Segment Reporting

As a result of a shift in management responsibilities, the company decided in the first quarter of 2016 to move its wholesale e-commerce business from the Direct to Consumer segment to the respective Innerwear and Activewear segments. In addition, revisions were made to the manner in which certain selling, general and administrative expenses are allocated. Prior-year segment sales and operating profit results have been revised to conform to the current year.

HanesBrands Reports First-Quarter Financial Results - Page 3

Charges for Actions and Reconciliation to GAAP Measures

In the first quarter of 2016, Hanes incurred approximately $25 million in pretax charges related to the acquisitions of Hanes Europe Innerwear, Knights Apparel, and the company’s Champion Japan licensee. In the first quarter of 2015, the company incurred approximately $43 million in pretax charges related to acquisitions, primarily Hanes Europe Innerwear, and other actions. See Table 5 attached to this press release for more details on pretax charges for actions.

Adjusted EPS, adjusted net income, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin) and EBITDA are not generally accepted accounting principle measures. Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted net income is defined as net income excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Hanes has chosen to provide these non-GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating company operations absent the effect of acquisition-related charges and other actions. Non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies. See Table 2 and Table 5 attached to this press release to reconcile these non-GAAP financial measures to the most directly comparable GAAP measure.

For 2016 guidance, which also excludes the pending Champion Europe acquisition, Hanes’ current estimate for pretax charges related to acquisitions and integration is approximately $85 million, with approximately 80 percent of the charges attributable to Hanes Europe Innerwear and the balance to Knights Apparel and Champion Japan.

On a GAAP basis, full-year 2016 diluted EPS will vary depending on actual performance, pretax charges and tax rate. GAAP diluted EPS could be in the range of $1.63 to $1.73. GAAP operating profit for 2016 could be in the range of $835 million to $865 million.

Webcast Conference Call

Hanes will host an internet webcast of its quarterly investor conference call at 4:30 p.m. EDT today. The broadcast, which will consist of prepared remarks followed by a question-and-answer session, may be accessed at www.Hanes.com/investors. The call is expected to conclude by 5:30 p.m.

An archived replay of the conference call webcast will be available at www.Hanes.com/investors. A telephone playback will be available from approximately midnight EST today through midnight EDT April 28, 2016. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 88719078.

HanesBrands Reports First-Quarter Financial Results - Page 4

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements following the heading “2016 Financial Guidance,” as well as statements about the benefits anticipated from the Hanes Europe Innerwear, Knights Apparel, Champion Japan licensee, and Champion Europe acquisitions, are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: our ability to achieve expected synergies and successfully complete the integration of Champion Europe and other acquisitions, events that could give rise to a termination of the acquisition agreement or failure to receive necessary approvals or funding for the Champion Europe acquisition, the outcome of any litigation related to the Champion Europe acquisition, and the level of expenses and other charges related to the Champion Europe acquisition and the funding thereof; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to manage our inventory effectively and accurately forecast demand for our products; the highly competitive and evolving nature of the industry in which we compete; the risk of improper conduct by any of our employees, agents or business partners that threatens our reputation and ability to do business; our complex multinational tax structure; significant fluctuations in foreign exchange rates; our ability to access sufficient capital at reasonable rates or commercially reasonable terms or to maintain sufficient liquidity in the amounts and at the times needed; risks associated with our indebtedness; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe and Asia under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, DIM, Bali, Maidenform, JMS/Just My Size, L’eggs, Wonderbra, Nur Die/Nur Der, Lovable and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. A member of the S&P 500 stock index, Hanes has approximately 65,300 employees in more than 40 countries and is ranked No. 490 on the Fortune 500 list of America’s largest companies by sales. Hanes takes pride in its strong reputation for ethical business practices. The company is the only apparel producer to ever be honored by the Great Place to Work Institute for its workplace practices in Central America and the Caribbean, and is ranked No. 160 on the Forbes magazine list of America’s Best Employers. For seven consecutive years, Hanes has won the U.S. Environmental Protection Agency Energy Star sustained excellence/partner of the year award - the only apparel company to earn sustained excellence honors. The company ranks No. 246 on Newsweek magazine’s green list of 500 largest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate.
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TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended
	April 2, 2016	April 4, 2015	% Change
Net sales	$1,219,140	$1,208,921	0.8%
Cost of sales	761,884	762,690
Gross profit	457,256	446,231	2.5%
As a % of net sales	37.5%	36.9%
Selling, general and administrative expenses	334,851	356,300
As a % of net sales	27.5%	29.5%
Operating profit	122,405	89,931	36.1%
As a % of net sales	10.0%	7.4%
Other expenses	649	382
Interest expense, net	31,566	26,887
Income before income tax expense	90,190	62,662
Income tax expense	9,921	10,026
Net income	$80,269	$52,636	52.5%

Earnings per share:
Basic	$0.21	$0.13	61.5%
Diluted	$0.21	$0.13	61.5%

Weighted average shares outstanding:
Basic	386,598	403,578
Diluted	389,043	408,260

TABLE 2
HANESBRANDS INC.
Supplemental Financial Information
(Dollars in thousands)
(Unaudited)

	Quarters Ended
	April 2, 2016	April 4, 2015	% Change
Segment net sales[1]:
Innerwear	$560,726	$553,604	1.3%
Activewear	309,525	301,010	2.8%
Direct to Consumer	69,802	71,157	(1.9)%
International	279,087	283,150	(1.4)%
Total net sales	$1,219,140	$1,208,921	0.8%

Segment operating profit[1]:
Innerwear	$117,972	$116,063	1.6%
Activewear	32,569	31,170	4.5%
Direct to Consumer	(3,022)	(4,530)	(33.3)%
International	24,719	21,495	15.0%
General corporate expenses/other	(25,164)	(31,039)	(18.9)%
Acquisition, integration and other action related charges	(24,669)	(43,228)	(42.9)%
Total operating profit	$122,405	$89,931	36.1%

EBITDA[2]:
Net income	$80,269	$52,636
Interest expense, net	31,566	26,887
Income tax expense	9,921	10,026
Depreciation and amortization	22,820	24,573
Total EBITDA	$144,576	$114,122	26.7%

¹
As a result of a shift in management responsibilities, the Company decided in the first quarter of 2016 to move its wholesale e-commerce business from the Direct to Consumer segment to the Innerwear and Activewear segments. In addition, revisions were made to the manner in which certain selling, general and administrative expenses are allocated. Prior-year segment sales and operating profit results have been revised to conform to the current year presentation.

2	Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.

TABLE 3
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	April 2, 2016	January 2, 2016
Assets
Cash and cash equivalents	$332,422	$319,169
Trade accounts receivable, net	722,103	680,417
Inventories	1,969,872	1,814,602
Other current assets	93,283	103,679
Total current assets	3,117,680	2,917,867

Property, net	652,126	650,462
Intangible assets and goodwill	1,550,934	1,534,830
Other noncurrent assets	501,321	494,431
Total assets	$5,822,061	$5,597,590

Liabilities
Accounts payable and accrued liabilities	$990,950	$1,133,305
Notes payable	115,237	117,785
Accounts Receivable Securitization Facility	200,000	195,163
Current portion of long-term debt	62,325	57,656
Total current liabilities	1,368,512	1,503,909
Long-term debt	2,963,424	2,232,712
Other noncurrent liabilities	538,084	585,078
Total liabilities	4,870,020	4,321,699

Equity	952,041	1,275,891
Total liabilities and equity	$5,822,061	$5,597,590

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Quarter ended
	April 2, 2016	April 4, 2015
Operating Activities:
Net income	$80,269	$52,636
Depreciation and amortization	22,820	24,573
Other noncash items	926	7,288
Changes in assets and liabilities, net	(388,821)	(343,842)
Net cash from operating activities	(284,806)	(259,345)

Investing Activities:
Purchases/sales of property and equipment, net, and other	(12,573)	(31,633)
Acquisition of business, net of cash acquired	(7,062)	—
Net cash from investing activities	(19,635)	(31,633)

Financing Activities:
Cash dividends paid	(42,683)	(40,083)
Share repurchases	(379,901)	—
Net borrowings on notes payable, debt and other	737,268	373,837
Net cash from financing activities	314,684	333,754
Effect of changes in foreign currency exchange rates on cash	3,010	(5,564)
Change in cash and cash equivalents	13,253	37,212
Cash and cash equivalents at beginning of year	319,169	239,855
Cash and cash equivalents at end of period	$332,422	$277,067

TABLE 5
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended
	April 2, 2016	April 4, 2015
Gross profit, as reported under GAAP	$457,256	$446,231
Acquisition, integration and other action related charges	4,869	14,068
Gross profit, as adjusted	$462,125	$460,299
As a % of net sales	37.9%	38.1%

Selling, general and administrative expenses, as reported under GAAP	$334,851	$356,300
Acquisition, integration and other action related charges	(19,800)	(29,160)
Selling, general and administrative expenses, as adjusted	$315,051	$327,140
As a % of net sales	25.8%	27.1%

Operating profit, as reported under GAAP	$122,405	$89,931
Acquisition, integration and other action related charges included in gross profit	4,869	14,068
Acquisition, integration and other action related charges included in SG&A	19,800	29,160
Operating profit, as adjusted	$147,074	$133,159
As a % of net sales	12.1%	11.0%

Net income, as reported under GAAP	$80,269	$52,636
Acquisition, integration and other action related charges included in gross profit	4,869	14,068
Acquisition, integration and other action related charges included in SG&A	19,800	29,160
Tax effect on actions	(2,713)	(6,916)
Net income, as adjusted	$102,225	$88,948

Diluted earnings per share, as reported under GAAP	$0.21	$0.13
Acquisition, integration and other action related charges	0.06	0.09
Diluted earnings per share, as adjusted	$0.26	$0.22